UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2011

Vishay Intertechnology, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-7416	38-1686453
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

63 Lancaster Avenue
Malvern, PA	19355-2143
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 610-644-1300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Certain Officers

On July 19, 2011, Vishay Intertechnology, Inc. (“Vishay” or the “Company”) announced the promotion of two executives. Dieter Wunderlich will assume the position of Executive Vice President – Chief Operating Officer and Johan Vandoorn will assume the position of Executive Vice President – Chief Technical Officer, effective August 1, 2011.

Mr. Wunderlich, age 58, has served as Vishay’s Executive Vice President – Semiconductors since 2009. Mr. Wunderlich has held various positions of increasing responsibility since Vishay’s acquisition of Draloric Electronic GmbH in 1987. Mr. Wunderlich’s experience with Vishay includes worldwide or regional operations leadership roles within each of Vishay’s five current business reporting segments (Capacitors, Resistors, Diodes, Optoelectronic Components, and MOSFETs). Mr. Wunderlich had been employed by Draloric since 1975. Mr. Wunderlich graduated with a Masters degree (Dipl. Ing.) in Material Engineering from Georg Simon Ohm University of Applied Sciences in Nuremberg (Germany).

Mr. Vandoorn, age 54, has served as Vishay’s Executive Vice President – Passive Components since 2006, and will continue to serve in that role as well as be responsible for Vishay’s technical development and internal growth programs. Mr. Vandoorn has held various positions of increasing responsibility since Vishay’s acquisition of BCcomponents Holdings B.V. in 2002. Mr. Vandoorn had been Vice President – Global Operations of BCcomponents from 2000 until its acquisition by Vishay, and previously worked for Philips Components from 1980 until Philips sold the BCcomponents business to a private equity firm in 1998. Mr. Vandoorn holds a Masters degree (Ir.) in Electromechanical Engineering and a Masters of Business Administration degree in Business Economics from Ghent University (Belgium).

The Company’s Compensation Committee intends to review the salary, bonus arrangement, and other incentives of both Mr. Wunderlich and Mr. Vandoorn and to negotiate formal employment agreements reflecting their new positions. The Company intends to file a copy or summary of the material terms of such arrangements promptly following their adoption.

Except as disclosed herein, Mr. Wunderlich was not selected pursuant to any arrangement or understanding between Mr. Wunderlich and any other person. There are no family relationships between Mr. Wunderlich and the directors or executive officers of the Company.

Except as disclosed herein, Mr. Vandoorn was not selected pursuant to any arrangement or understanding between Mr. Vandoorn and any other person. There are no family relationships between Mr. Vandoorn and the directors or executive officers of the Company.

The Company issued a press release announcing these promotions, which is furnished as Exhibit 99.1 to this current report on Form 8-K.

(e) Compensatory Arrangements of Certain Officers

As described in the Company’s definitive proxy statement dated April 12, 2011 (page 57), the Company has become aware that certain medical benefits provided to Mr. Marc Zandman and Mr. Ziv Shoshani (while he was employed by the Company) are subject to additional taxation in Israel. An agreement has been reached with the Israeli taxing authority regarding this matter. As contemplated in the Company’s definitive proxy statement, the Company’s Compensation Committee has authorized the Company to reimburse these executives for the tax costs related to this matter. The amounts to be paid by the Company to Mr. Zandman and Mr. Shoshani are approximately $191,000 and $189,000, respectively.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated July 19, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 20, 2011

VISHAY INTERTECHNOLOGY, INC.

By:	/s/ Lior E. Yahalomi

Name: Dr. Lior E. Yahalomi
Title: Executive Vice President and
Chief Financial Officer